UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-174905	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Windsor Ridge #36 New Castle, PA		16105
(address of principal executive offices)		(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 22, 2013, the majority shareholder (holding greater than 51% of the voting shares) voted to increase the authorized capital of the Company from 1,000,000,000 (one billion) to 3,000,000,000 (three billion) shares.  No change was made to the number of preferred shares authorized.  Accordingly, the total authorized capital of the Company is comprised of 2,900,000,000 (two billion nine hundred million) shares of common stock, par value $0.00001 per share; 10,000,000 share of Preferred Stock, Series A, par value $0.0001 per share; and 90,000,000 shares of Preferred Stock, Series B, par value $0.001 per share.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
3.1c	Articles of Amendment to Articles of Incorporation, May 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE CONTACTS, INC..

Dated: May 22, 2013	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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